EEI Financial Conference November 2025 8-K Date: November 10, 2025 Madison Dam | Ennis, Montana ** TABLE COPY ** TABLE COPY ** TABLE COPY ** TABLE COPY ** TABLE COPY ** TABLE COPY **

Forward-Looking Statements 2 Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the proposed transaction between NorthWestern and Black Hills, including future financial and operating results (including the anticipated impact of the transaction on NorthWestern’s and Black Hills’ respective earnings), statements related to the expected timing of the completion of the transaction, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger, including estimated rate bases, investment opportunities, cash flows and capital expenditure rates and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. The forward-looking statements are based on NorthWestern and Black Hills’ current expectations, plans and estimates. NorthWestern and Black Hills believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of NorthWestern or Black Hills to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required regulatory and shareholder approvals, which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the risk that required regulatory approvals are subject to conditions not anticipated by NorthWestern and Black Hills, (4) the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period, (5) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of NorthWestern or Black Hills and the ability of NorthWestern or Black Hills to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against NorthWestern or Black Hills related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting NorthWestern’s and Black Hills’ businesses; (11) the evolving legal, regulatory and tax regimes under which NorthWestern and Black Hills operate; (12) restrictions during the pendency of the proposed transaction that may impact NorthWestern’s or Black Hills’ ability to pursue certain business opportunities or strategic transactions; and (13) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as NorthWestern’s and Black Hills’ response to any of the aforementioned factors. Additional factors which could affect future results of NorthWestern and Black Hills can be found in NorthWestern Energy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Black Hills’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. NorthWestern and Black Hills disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. See Appendix for Additional Merger Related Disclosures.

NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director - Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com NorthWestern Energy 3

Recent Highlights ✓ Year-to-Date September GAAP diluted EPS of $2.22 vs. $2.34 prior ✓ Non-GAAP diluted EPS of $2.41 vs. $2.27 prior1 ✓ Affirming 2025 earnings guidance range of $3.53 - $3.652 ✓ Integrated Energy West natural gas assets, customers, and employees ✓ Announced Agreement with Black Hills Corporation for an all-stock Merger of Equals • Filed joint applications for transaction approval with regulatory commissions in Montana, Nebraska, and South Dakota ✓ Filed a tariff waiver request with MPSC for recovery of operating costs associated with the Avista Colstrip interest3 ✓ Submitted 131 MW natural gas generation project in the Southwest Power Pool (SPP) expedited resource adequacy study • Approximately $300 million project not included in current five-year capex plan ✓ Issued $100 million 5-year Montana First Mortgage Bonds at 4.534% yield4 ✓ Dividend Declared: $0.66 per share payable December 31, 2025 to shareholders of record as of December 15, 2025 1.) See “Year-to-Date 2025 Non-GAAP Earnings” slide in Appendix for additional details. 2.) See “2025 Earnings Bridge” slide that follows for additional details and major assumptions included in guidance. 3.) See “Colstrip Transaction Overview” slide that follows for additional details. 4.) Reopened and increased the March 21, 2025 Montana First Mortgage Bond issuance ($400 million $5.073% due March 21, 2030) in November 2025. 4 Powerhouse at Hauser Dam on the Missouri River (near Helena, Montana) Missoula, Montana

Thank youOverview 5

NWE – An Investment for the Long Term

Pure Electric & Gas Utility

- 100% pure electric and natural gas utility with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~58% hydro, wind, & solar

Solid Utility Foundation

- Residential electric and gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Earnings & Cash Flow

- Recent and ongoing rate reviews in all jurisdictions aid earnings, cash flow, and balance sheet strength
- NOLs and tax credits expected to mitigate future cash tax obligations
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program focused on reliability, capacity, asset life, and compliance
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target 4%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%
- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater

Best Practices Corporate Governance

AMERICA'S MOST RESPONSIBLE COMPANIES 2023 Newsweek statista

50/50 WOMEN ON BOARDS 3+

CORPORATE GOVERNANCE AWARDS 2019 corporatesecretary

MOODY'S INVESTORS SERVICE

5th Best Governance Score


EEI
EMERGENCY RECOVERY AWARD

Recognized by EEI for our emergency response efforts following the July 2024 windstorm in Missoula, MT

6

About NorthWestern 7 Montana Operations Electric 413,400 customers 25,390 miles – transmission & distribution lines 1,065 MW maximum capacity owned power generation Natural Gas 214,500 customers 7,354 miles of transmission and distribution pipeline 17.85 Bcf of gas storage capacity Own 28.2 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,300 customers 830 miles of distribution pipeline Data as of 12/31/2024 South Dakota Operations Electric 65,300 customers 3,735 miles – transmission & distribution lines 420 MW nameplate owned power generation Natural Gas 50,500 customers 1,851 miles of transmission and distribution pipeline Energy West Natural Gas Acquired July 2025 and adds an incremental 33,000 customers and 640 miles of distribution pipeline

8% to 11% Total Return >11% Total Return Incremental Opportunities: > 6% EPS Growth Approximately 4% to 5% Dividend Yield Base Capital Plan: 4% to 6% EPS Growth ✓ Data centers & new large- load opportunities ✓ FERC Regional Transmission ✓ Incremental generating capacity (subject to successful resource procurement bids) $2.74 billion of highly executable and low-risk capital investment forecasted over the next five years. This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%. See “Strong Growth Outlook” slide that follows for additional information. + The NorthWestern Value Proposition + 8 = = 2025-2029 Capital Investment ($ Millions)

A Diversified Electric and Gas Utility 9 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Nearly $5.4 billion of rate base investment to serve our customers. Data as reported in our 2024 10-K

Highly Carbon-Free Supply Portfolio

2024 Electric Generation Portfolio - Montana


Wind Contracted 18.3%
Wind Owned 2.1%
Contracted Coke & Waste Tailings 9.7%
Natural Gas Contracted 2.4%
Natural Gas / Other Owned 8.2%
Coal Owned 19.1%
Solar Contracted 5.3%
Hydro Contracted 1.0%
Hydro Owned 33.9%
61% Carbon-Free
MT

2024 Electric Generation Portfolio - South Dakota


Wind Owned 21.4%
44% Carbon-Free
Wind Contracted 22.2%
Natural Gas / Other Owned 9.8%
Coal Owned 46.6%
SD

2024 Electric Generation Portfolio - Total NWE


Wind Contracted 18.9%
Wind Owned 5.4%
Contracted Coke & Waste Tailings 8.0%
Natural Gas Contracted 2.0%
Natural Gas / Other Owned 8.5%
Coal Owned 23.8%
Solar Contracted 4.4%
Hydro Contracted 0.9%
Hydro Owned 28.1%
58% Carbon-Free
NWE

Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted resources and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Based upon 2024 MWh's of owned and long-term contracted resources. Approximately 58% of our total company owned and contracted supply is carbon-free – better than the national average of ~42% in 2024. (eia.gov table 7.2b)

10

Strong Utility Foundation 11 • Solid JD Power Overall Customer Satisfaction Scores • Solid electric system reliability • Residential rates below national average1 • Better than average natural gas leaks per mile 1) NWE rates are an average for 2024 - total residential revenues divided by total residential loads delivered. Electric source: U.S. EIA - Average Retail Price of Electricity, Annual for 2024 as of 11/3/2025. Natural Gas source: U.S. EIA - U.S. Price of Natural Gas Delivered to Residential Customers for 2024 as of 11/3/2025.

Solid Economic Indicators 12 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories better than National Average. • Unemployment rates better than National Average. Source: Company 10-K’s, 2022/2023 EEI Statistical Yearbook – Table 7.2, and EIA.gov Source: Company 10-K’s and EIA.gov

NorthWestern's Combo Advantage

- ✓ **Combination electric & natural gas provider in Montana & South Dakota** (natural gas only in Nebraska)
  - *Targeting best-in-class Customer Experience*
  - *Opportunity to invest in critical Capacity expansion (supply & transmission)*
  - *Continued Grid Evolution to improve resiliency and enhance wildfire mitigation efforts*
  - *Transforming our Digital Platform to enhance cyber-security & technology solutions*
- ✓ **Natural hedge between natural gas to electric conversions**
- ✓ **Primarily residential with commercial & industrial customers across many industries**

Natural Gas

- Investment in production*, transmission, & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (*Ban the Ban*) laws in MT, SD, & NE
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)


U.S. Natural Gas Trading Hubs
2022-2024 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$10
$20
$30
$40
$50
$60
(Dollars per MMBTU)

Proven and producing reserves only (no exploration)

Electric

- Investment in generation, transmission, & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment


Annual Demand Projection Comparison 2025-2034
TWh
1,200
1,100
1,000
900
800
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2022 Assessment
2023 Assessment
2024 Assessment

Source: Western Electric Coordinating Council (WECC)

13

Natural Gas LDC – AECO Advantage to Customers 14 Natural gas is one of the most affordable energy sources, and NWE has access to some of the lowest and most stable natural gas prices in the nation through the Alberta Energy Company (AECO) and Henry trading hubs. Source: S&P Global We have facilitated the connection of renewable natural gas (RNG) producers to our South Dakota system. We anticipate that their facilities may provide enough volume to supply two-thirds of our residential load requirements in South Dakota by the end of 2025. To reduce costs to our customers, we currently do not purchase the environmental attributes associated with the gas produced at these facilities, and therefore we are supplying “brown gas” to our customers.

Best Practices Governance 15 America’s Most Responsible Companies Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected. Board of Directors Executive Team 5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody’s Investment Services for Best Governance Practices Diverse Leadership 2024 CEO Pay Ratio to Median Employee Salary NWE 34:1 U.S. Utilities 13 Member Peer Average in ‘24 Group Average in ‘24 72:1 43:1 CEO Pay to Peers 88% Recent Governance Recognition Great Place To Work Certified Recognized by Great Place To Work as one of the world’s greatest workplaces in 2025. 50 / 50 – Women on Boards Recognized for gender diversity on its board of directors by 2022 Women on Boards. Currently four of the company’s nine directors are female. Edison Electric Institute Emergency Response Award recipient Recognized in 2023 and 2025 for swift restoration efforts following a derecho in South Dakota (May 2022), historic flooding in Yellowstone National Park (June 2022), and a hurricane-force windstorm in Missoula, MT (July 2024). These awards highlight the company’s commitment to reliability, resilience, and customer service in the face of extreme weather challenges. CEO Pay Source: S&P Capital IQ Pro and AFLCIO.org

Thank youMerger, Financial, and Regulatory Update 16

Merger with Black Hills Update 17 ✓ In October, filed joint applications for transaction approval with regulatory commissions in Montana, Nebraska, and South Dakota ✓ Expect to file a joint application with FERC during Q4 2025

18 Merger with Black Hills Benefits Stakeholders Strategic combination represents a highly attractive value creation opportunity for both companies. Increases Scale Position and Growth Increases the combined company target EPS growth rate to 5-7%, supported by the doubling of each company’s rate base to total of ~$11 bn with significant growth opportunities Expands Investment Opportunity Leverages enhanced resources to make strategic investments that foster economic development, including addressing the growing demand for energy, including from data centers Substantial Long-Term Value for Customers Enhances Business Diversity Delivering energy to more than 2.1 mm customers across multiple contiguous jurisdictions, served by a highly skilled workforce focused on safety and reliability Strengthens Balance Sheet Strong and predictable cash flows support a customer-focused capital investment program while producing high-quality, investment- grade credit metrics Bringing together two complementary teams focused on reliability and exceptional customer service to deliver even greater value. For more information, see www.blackhillsnorthwesternbettertogether.com

Credit, Cash Flow, and Financing Plans 19 FFO: Cash from Operations less Working Capital Adjustments. Debt: Long- & Short-term Debt (including unamortized debt issuance costs and pension liability). S&P upgraded outlook to Positive1, Moody’s and Fitch remain Stable. No equity expected to fund the current $2.74 billion 5-year capital plan. Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings. We expect to pay minimal cash taxes into 2028 due to utilization of our NOL’s and tax credits. Financing plans are subject to change. 1.) August 19, 2025. Positive Outlook for NorthWestern Energy Group and NorthWestern Corporation. NorthWestern Energy Public Service Corp. remains Stable Outlook.

20 Montana Electric Rate Review MPSC approval of the partial Joint Party Settlement, along with NorthWestern’s proposals for YCGS and PCCAM, would allow for recovery of increased operating costs and an opportunity to earn a fair return on the investment that funds the critical energy infrastructure in Montana. Key Dates • 6/9/25 - 6/18/25: MPSC Public Hearings • 7/2/25: Implementation of revised interim rates ($110.3 million subject to refund) • 7/21/25: NWE opening brief submitted • 8/11/25: Intervenor response briefs submitted • 8/26/25: NWE response submitted • Final order expected during Q4 2025

Key Dates • 6/9/25 - 6/18/25: MPSC Public Hearings • 7/2/25: Interim rates remain in place as implemented Dec. 1, 2024 ($17.4 million subject to refund) • 7/21/25: NWE opening brief submitted • 8/11/25: Intervenor response briefs submitted • 8/26/25: NWE response submitted • Final order expected during Q4 2025 MPSC approval of the Joint Party Settlement would allow for recovery of increased operating costs and an opportunity to earn a fair return on the investment that funds the critical energy infrastructure in Montana. 21 Montana Natural Gas Rate Review

22 Affirming 2025 Non-GAAP EPS Guidance1 of $3.53 - $3.65 per diluted share ✓ Affirming long-term growth rates from 2024 base2 • EPS growth of 4% to 6% • Rate base growth of 4% to 6% • Continued focus on closing the gap between earned & authorized returns ✓ No equity expected to fund the current 5-year | $2.74 billion capital plan • Capital plan sized to be funded by cash from operations, aided by income tax net operating losses, and secured debt • Incremental capital opportunities may result in equity financing ✓ Expect to maintain FFO / Debt > 14% in 2025 and beyond ✓ Earnings growth is expected to exceed dividend growth until we return to our targeted 60% to 70% dividend payout ratio 1.) See “2025 Earnings Bridge” slide that follows for additional details and major assumptions included in guidance. 2.) Based on 2024 Adjusted Diluted Non-GAAP EPS of $3.40 and estimated rate base of $5.38 billion. See “Non-GAAP Financial Measures” slide in appendix. Strong Growth Outlook

23 2025 Earnings Bridge This guidance range is based upon, but not limited to, the following major assumptions: • Final approval of all material aspects of NorthWestern's settlement position in the currently pending Montana general rate review; • Normal weather in our service territories; • Excludes transaction costs related to the pending merger with Black Hills Corp.; • An effective income tax rate of approximately 12%-15%; and • Diluted average shares outstanding of approximately 61.5 million. 2025 guidance represents 4% to 7% EPS growth from 2024 Non-GAAP Base Year1 1.) Based on 2024 Adjusted Diluted Non-GAAP EPS of $3.40. See “Non-GAAP Financial Measures” slide in appendix.

Track Record of Growing Capital Investment 24 * Historical Capital Investment includes property, plant, and equipment additions and AFUDC Credit, both from our cash flow statement, and change in capital expenditures included in accounts payable. ** See “Regulated Utility Five-Year Capital Forecast” slide in the appendix for additional detail. $2.53 Billion invested over the last 5 years* $2.74 Billion forecasted over the next 5 years**

Solid Balance Sheet 25 Investment grade credit ratings, liquidity significantly greater than our $100 million target, debt to capitalization within our targeted 50%-55% range, and a manageable schedule of debt maturities. * Liquidity target was raised to $200 million during the height of the Covid pandemic Target: 50% - 55% - Annual ratio based on average of each quarter's debt/cap ratio Excludes Basin Creek capital lease and New Market Tax Credit Financing Data as of September 30, 2025

26 Disciplined Expense Program Per Customer… Per Employee… Per Rate Base… NorthWestern ranks favorably among our regional peers for electric expense efficiency. Source: FERC Form 1 Reports - 2024 expenses through S&P Capital IQ Pro, company 10-Ks, and company investor presentations. Non-Fuel O&M and A&G Expense excludes fuel, purchased power, direct transmission, and property taxes.

Thank youOther Updates 27

✓ Montana ▪ Expected to be served by overall utility portfolio, which is projected to be long capacity beginning in 2026 ▪ Current generating portfolio over 60% carbon free ▪ We anticipate making a filing with the MPSC to propose a large-load tariff in the fourth quarter of 2025 ✓ South Dakota ▪ Significant indications of interest ▪ Any new large-load customers would require incremental capacity with infrastructure rider to provide generation cost recovery ▪ South Dakota PUC has an established process for large-load customers with a deviated rate tariff 28 Large-Load Customers Montana Large-Load Opportunities ✓ Confidentially Announced: December 17, 2024 ▪ Company: Sabey Data Centers ▪ Load: 50 MW expected to grow to 250 MW ▪ Start Date: Mid-2027 ▪ Agreement Status: Letter of Intent + Development Agreement ✓ Announced: December 19, 2024 ▪ Company: Atlas Power ▪ Load: 75 MW expected to grow to 150 MW ▪ Start Date: January 2026 ▪ Agreement Status: Letter of Intent (Existing transmission customer) ✓ Announced: July 30, 2025 ▪ Company: Quantica Infrastructure ▪ Load: 175MW growing to 500MW by 2030 ▪ Start Date: 2028 ▪ Agreement Status: Letter of Intent

29 Data Center Process (Montana & South Dakota) Data Center Request • Load & Location • Supply Potential • Customer/Developer Required Timing Queue Count: 7 High-Level Assessment • Viability Assessment • Southwest Power Pool Screening • High Level Cost Estimate Queue Count: 7 Energy Service Agreement (ESA) • Regulatory Approvals (as needed) • Contract Signing • Business Development Handoff Queue Count: 0 Construction • Project Management Assignment • Construction Kick-Off • Supply Development • Generation Build Process Queue Count: 0 Letter of Intent (LOI) • Supply Development Estimates • Development Agreement Negotiations Development Agreement • Development Deposit to Fund Studies: - Montana: System Impact Study & Facility Study - South Dakota: Southwest Power Pool Delivery Point Network Study Queue Count: 1 Queue Count: 2

Colstrip Transaction Overview

	Avista	Puget
Announcement:	**January 2023**	**July 2024**
Effective Date:	**December 31, 2025**	**December 31, 2025**
Capacity:	**222 MW** (111 MW each of units 3 & 4)	**370 MW** (185 MW each of units 3 & 4)
Acquisition Price:	**$0.0**	**$0.0**
Status Update:	Filed a temporary PCCAM tariff waiver request with the MPSC in August 2025 that would provide a near-term cost-recovery mechanism that is expected to largely offset the ~$18.0 million of incremental annual operating costs resulting from the transfer. A decision is expected in the first quarter of 2026.	Anticipate signing contract in Q4 2025 to sell electricity through late 2027. Revenue from the contract is expected to largely offset the ~$30 million of incremental operating costs resulting from the transfer. Filed with FERC for cost-based rates in October 2025 with approval expected during the fourth quarter of 2025.

NorthWestern's planned acquisition of Avista and Puget's 592 MW of additional Colstrip capacity:

- Avista interests advance our regulated portfolio to resource adequacy and increase facility ownership from 15% to 30%
- Puget interests move ownership from 30% to 55% which provides the ability to determine strategic direction and investment decisions at the facility
- Combined interests support the integration of large-load customers, delivering substantial benefits to our customers, communities, and investors

The acquisitions are subject to customary conditions and approvals, including approval from the FERC. NorthWestern will have the right to exercise Avista's and Puget Sound's votes with respect to capital expenditures between now and close with both Avista and Puget Sound responsible for its pro rata share. Avista and Puget Sound will retain their respective existing environmental and decommissioning obligations through life of plant.

30

Colstrip Facility Ownership Overview 31 In January 2026, we will own 55% of Colstrip Units 3 & 4. This allows us to guide investments in operation and maintenance in providing on- demand, 24/7 cost-effective generation for our Montana customers until a viable equivalent, carbon-free energy resource is available. 55%

32 Montana Wildfire Bill No Strict Liability: • Confirms strict liability cannot be applied to utility operations related to wildfire Legal Protections for Providers: • Negligence standard based on Montana specific circumstances • Rebuttable presumption utility acted reasonably if it substantially followed a MPSC approved wildfire mitigation plan (burden of proof rests on plaintiffs) • 3-year statute of limitations from date of damage Damages: • Economic: Property damage (market value or restoration) and fire control costs • Noneconomic: Only if bodily injury or death occurs • Punitive: Only with clear & convincing evidence of gross negligence or intent NorthWestern’s 2025 Wildfire Mitigation Plan was filed in August and is expected to be updated every three years going forward. HB 490 was passed by the Montana Legislature with broad bipartisan support in both the House (90-0) and Senate (40-8) and has been signed into law. The new law clarifies and limits wildfire-related risks, protecting our customers, communities and investors.

33 Transmission Bill Allows Certificate of Public Convenience & Necessity (CPCN) for electric transmission to be issued by the Montana Public Service Commission (MPSC) • Greater confidence of fair and equitable return Bill allows greater confidence for investors providing the critical capital necessary for the continued modernization of the energy grid • Approvals MPSC shall determine within 300 days of application if transmission projects (greater than 69 kV) are in public interest and may grant or deny a CPCN • Cost clarity post CPCN Within 90 days of application, the MPSC shall issue an order responding to a utilities request for advanced approval of prudent cost recovery SB 301 was also passed by the Montana Legislature with unanimous bipartisan support and signed into law.

Regional Transmission Opportunities

North Plains Connector (NPC) Consortium Project

- $3.6 billion, 415-mile, high-voltage direct-current transmission line connecting to Montana's Colstrip substation, bridging the eastern and western U.S. energy grids
- Project awarded $700M Grid Resilience & Innovation Partnership grant by U.S. Department of Energy[1]
  - $70.0 million of the award is earmarked for upgrades to the **Colstrip Transmission System** (of which we are ~30% owner)

In December 2024, NorthWestern announced a memorandum of understanding to own 10% of the North Plains Connector. The project, targeting a 2032 in-service date, strengthens grid reliability and efficiency.

A separate partnership will explore expanding Montana's southwest transmission corridor to bolster reliability, allow for critical import capability, and enhance Western market access.

North Plains Connector


Colstrip
Center
St. Anthony
ROSEBUD
CUSTER
FALLON
SLOPE
HETTINGER
GRANT
MORTON
OLIVER
GOLDEN VALLEY
SOUTH DAKOTA
WYOMING
MT
ND
Substations
Preferred Route

Colstrip Transmission System


300 MW
Path 83
Montana - Alberta
325 MW
2,200 MW
Path 8
Montana - Northwest
1,350 MW
Western U.S. Grid
Eastern U.S. Grid
Miles City DC Tie
Montana - Southeast
200 MW
200 MW
256 MW
Path 18
Montana - Idaho
383 MW
600 MW
Path 80
Montana - Southeast
(Yellowtail)
600 MW
Major Transmission Substations
Major Transmission Lines
Capacity, kilovolts (kV)
230
500
Ownership
Berkshire Hathaway Energy
NorthWestern Energy
Bonneville Power Administration
Colstrip Transmission System Owners
Data Source:
NorthWestern Energy,
Montana Renewable Development Action Plan

1.) President Trump issued an Executive Order on January 20, 2025, "Unleashing American Energy," directing all federal executive agency heads to review all agency actions implicating energy reliability and affordability or potentially burdening the development of domestic energy resources. This Executive Order has delayed the disbursement of the funds granted by the U.S. Department of Energy for the NPC Consortium project.

34

Montana Wildfire Mitigation Plan 35 Reduction of Ignition Potential System and Environmental Monitoring Enhanced Vegetation Maintenance Enriched Public Communication and Outreach ✓ Comprehensive summary of robust wildfire mitigation activities ✓ New plan to be filed every three years (last filed in August 2025) ✓ Key elements of the plan, driven by risk analysis include: • Situational Awareness • Operational Practices • System Preparedness Operational Wildfire Defense Strategies Hierarchy Public Safety Power Shutoff (PSPS) considerations include environmental conditions, system performance, and mitigating any potential impacts of an outage to customers and emergency services. • Vegetation Management • Communication & Outreach 1.8% of Distribution System segments 3.9% of Transmission System segments ✓ Minimal exposure to Tier 1* wildfire risk NorthWesternEnergy.com/Wildfire NorthWesternEnergy.com/Wildfire * Tier 1 includes both High System Probability & High Consequence scores. See “Wildfire Risk Assessment” slide in the appendix for additional details. PSPS Enhanced Powerline Safety Settings Situational Awareness to Inform Operational Decision Making Grid Hardening, Vegetation Management, and Technology Deployment

Montana Public Safety Power Shutoff Plan Communication to Stakeholders at each Situation Weather / Environment + System Performance +Customer / Community Impact = Determines PSPS Event PSPS Decision Process 36 PSPS Guiding Principles: • Uphold our commitment to sustainable, affordable, and reliable service • Ensure the safety of our employees, customers, communities, the public, and the environment • Maintain a robust situational awareness strategy for monitoring and quantifying conditions and risks • Follow a disciplined operational strategy for executing PSPS events • Adhere to a consistent communication strategy to ensure that communications are clear, timely, and accurate

Conclusion 37 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows The pending merger with Black Hills Corporation will combine the strengths of both companies, resulting in an organization with greater scale, financial stability, and operational expertise and is designed to create a stronger, more resilient energy company focused on delivering safe, reliable, and affordable energy solutions to customers.

Thank youAppendix 38

Corporate Sustainability 39 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Sustainability practices. The Sustainability Report includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) aligned reporting. Appendix

Our Net-Zero Vision Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability, and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection, and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision 40 Appendix

$2.74 billion of highly-executable and low-risk critical capital investment Regulated Utility Five-Year Capital Forecast (millions) 41 Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) In June 2024, we filed a South Dakota natural gas rate review filing (2023 test year) with the SDPUC and a Nebraska natural gas rate review filing (2023 test year) with the NEPSC. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver of earnings. The data to the left illustrates that NorthWestern only derives approximately 8-10% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 42

2024 System Statistics 43 Note: Statistics above are as of 12/31/2024 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility, but we consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker Appendix

Timeline of Montana Generation Portfolio Since 2011, we have added approximately 1,129 MW, both owned and long-term contracted, to our generation portfolio, of which 954 MW (~84%) is from carbon-free resources. Appendix 44

Comparison of Installed Capacity 45 California is dealing with significant capacity issues DESPITE having a greater amount of dispatchable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2024 Form EIA-860 - Schedule 3.1 for calendar year 2024 as of 11/4/2025. Appendix

EPS & Dividend History 46 2010-2024 CAGR’s: GAAP EPS: 3.9% Non-GAAP EPS: 3.6% Dividend: 4.7% See “Non-GAAP Financial Measures” slide in appendix. Appendix

Appendix

Wildfire Risk Assessment



Distribution
3.93%
1.84%
61.52%
32.71%
System Probability
Consequence

In Montana, only 1.84% of our Distribution system and 3.94% of our Transmission system is exposed to Tier 1 wildfire risk*.



Transmission
6.11%
3.94%
41.85%
48.10%
System Probability
Consequence

Tier	Actions
Tier 1: High System Probability, High Consequence	• All hardening strategies • Maximum assessments • Highest environmental monitoring
Tier 2: High System Probability, Low Consequence	• Most hardening strategies • Maximum assessments • Moderate environmental monitoring
Tier 3: Low System Probability, High Consequence	• Targeted protection strategies • Normal assessments • Highest environmental monitoring
Tier 4: Low System Probability, Low Consequence	• Hardening as needed • Normal assessments • Lower environmental monitoring

Based on 2024 data. **Percentages shown in quadrants are by system segments.*

47

Electric Wallet Share Appendix 48

Natural Gas Wallet Share Appendix 49 Note: Montana typical bill is based on 65 therms which translates to ~0.50% lower wallet share than pictured. For consistency with South Dakota and Nebraska, 100 therms is used for Montana in this illustration. Oct. - Sept. Fiscal Year

Appendix

Experienced and Engaged Board of Directors



Linda Sullivan
Board Chair
Independent
Joined April 2017



Brian Bird
Director, President & Chief Executive Officer
Non-Independent
Joined January 2023



Sherina Maye Edwards
Director
Nominating and Governance, Human Resources
Independent
Joined April 2023



Dave Goodin
Director
Audit, Operations
Independent
Joined December 2024



Jan Horsfall
Director
Operations (Chair), Audit
Independent
Joined April 2015



Britt Ide
Director
Nominating and Governance (Chair), Human Resources
Independent
Joined April 2017



Kent Larson
Director
Audit, Operations
Independent
Joined July 2022



Mahvash Yazdi
Director
Human Resources (Chair), Operations
Independent
Joined December 2019



Jeffrey Yingling
Director
Audit (Chair), Nominating and Governance
Independent
Joined October 2019

50

Appendix

Strong Executive Team



Brian Bird

President & Chief Executive Officer

Current position since 2023 (formerly President & Chief Operating Officer '21-'22 and Chief Financial Officer '03-'21)



Crystal Lail

VP & Chief Financial Officer

Joined company in 2003, current position since 2021 (formerly VP and Chief Accounting Officer '20-'21)



Shannon Heim

General Counsel & VP – Federal Government Affairs

Joined company in 2020, current position since 2023



Michael Cashell

VP - Transmission

Joined company in 1986, current position since 2011



John Hines

VP – Supply / Montana Government Affairs

Joined company in 2005, current position since 2011



Bleau LaFave

VP – Asset Management & Business Development

Joined company in 1994, current position since 2023 (formerly Director of Long-Term Resources '12-'23)



Jason Merkel

VP - Distribution

Joined company in 1993, current position since 2022



Bobbi Schroeppel

VP – Customer Care, Communications, & Human Resources

Joined company in 1998, current position since 2002



Jeanne Vold

VP - Technology

Joined company in 1999, current position since 2021 (formerly Business Technology Officer '12-'21)

51

Our Commissioners 52 Appendix

We estimate weather to be a $3.8 million pre-tax detriment as compared to normal and a $1.5 million detriment as compared to the nine months ending third quarter 2024. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share) (2) Utility Margin is a non-GAAP Measure. See the slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosures. Year-to-Date 2025 Non-GAAP Earnings 53 Note: Subtotal variances may exist due to rounding. Appendix

Appendix

Non-GAAP Financial Measures

Pre-Tax Adjustments ($ Millions)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Reported GAAP Pre-Tax Income	**$ 181.2**	**$ 156.5**	**$ 176.1**	**$ 178.3**	**$ 182.2**	**$ 144.2**	**$ 190.2**	**$ 182.4**	**$ 201.6**	**$ 214.7**
Non-GAAP Adjustments to Pre-Tax Income:										
Weather	13.2	15.2	(3.4)	(1.3)	(7.3)	9.8	1.1	(8.9)	4.3	10.6
Lost revenue recovery related to prior periods	-	(14.2)	-	-	-	-	-	-	-	-
Remove benefit of insurance settlement	(20.8)	-	-	-	-	-	-	-	-	-
QF liability adjustment	6.1	-	-	(17.5)	-	-	(6.9)	-	-	-
Electric tracker disallowance of prior period costs	-	12.2	-	-	-	9.9	-	-	-	-
Income tax adjustment	-	-	-	9.4	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	-	2.5	-	(2.3)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	-	4.2
Adjusted Non-GAAP Pre-Tax Income	**$ 179.7**	**$ 169.7**	**$ 172.7**	**$ 168.9**	**$ 174.9**	**$ 163.9**	**$ 184.4**	**$ 176.0**	**$ 205.9**	**$ 227.2**

Tax Adjustments to Non-GAAP Items ($ Millions)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
GAAP Net Income	**$ 151.2**	**$ 164.2**	**$ 162.7**	**$ 197.0**	**$ 202.1**	**$ 155.2**	**$ 186.8**	**$ 183.0**	**$ 194.1**	**$ 224.1**
Non-GAAP Adjustments Taxed at 38.5% (12'-17') and 25.3% (18'-current):										
Weather	8.1	9.3	(2.1)	(1.0)	(5.5)	7.3	0.8	(6.6)	3.2	7.9
Lost revenue recovery related to prior periods	-	(8.7)	-	-	-	-	-	-	-	-
Remove benefit of insurance settlement	(12.8)	-	-	-	-	-	-	-	-	-
QF liability adjustment	3.8	-	-	(13.1)	-	-	(5.2)	-	-	-
Electric tracker disallowance of prior period costs	-	7.5	-	-	-	7.4	-	-	-	-
Income tax adjustment	-	(12.5)	-	(12.8)	(22.8)	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	-	2.5	-	(2.3)
Previously claimed AMT credit	-	-	-	-	-	-	-	-	3.2	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	-	(3.2)	(16.9)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	-	3.1
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	-	(7.0)
Non-GAAP Net Income	**$ 150.3**	**$ 159.8**	**$ 160.6**	**$ 170.1**	**$ 173.8**	**$ 169.9**	**$ 182.4**	**$ 178.9**	**$ 197.3**	**$ 208.9**

Non-GAAP Diluted Earnings per Share	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Diluted Average Shares (Millions)	*47.6*	*48.5*	*48.7*	*50.2*	*50.8*	*50.7*	*51.9*	*56.3*	*60.4*	*61.4*
Reported GAAP Diluted Earnings per Share	**$ 3.17**	**$ 3.39**	**$ 3.34**	**$ 3.92**	**$ 3.98**	**$ 3.06**	**$ 3.60**	**$ 3.25**	**$ 3.22**	**$ 3.65**
Non-GAAP Adjustments:										
Weather	0.17	0.19	(0.04)	(0.02)	(0.11)	0.14	0.01	(0.11)	0.05	0.13
Lost revenue recovery related to prior periods	-	(0.18)	-	-	-	-	-	-	-	-
Remove benefit of insurance settlementments & recoveries	(0.27)	-	-	-	-	-	-	-	-	-
QF liability adjustment	0.08	-	-	(0.26)	-	-	(0.10)	-	-	-
Electric tracker disallowance of prior period costs	-	0.16	-	-	-	0.15	-	-	-	-
Income tax adjustment	-	(0.26)	-	(0.25)	(0.45)	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	-	0.04	-	(0.04)
Previously claimed AMT credit	-	-	-	-	-	-	-	-	0.05	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	-	(0.05)	(0.28)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	-	0.05
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	-	(0.11)
Non-GAAP Diluted Earnings per Share	**$ 3.15**	**$ 3.30**	**$ 3.30**	**$ 3.39**	**$ 3.42**	**$ 3.35**	**$ 3.51**	**$ 3.18**	**$ 3.27**	**$ 3.40**

54

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non- GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 55 Appendix

Additional Merger Related Disclosures 56 Appendix No Offer or Solicitation This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Important Information and Where to Find It Black Hills intends to file a registration statement on Form S-4 with the SEC to register the shares of Black Hills’ common stock that will be issued to NorthWestern Energy stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of NorthWestern and Black Hills that will also constitute a prospectus of Black Hills. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of NorthWestern and Black Hills in connection with the proposed transaction. Additionally, NorthWestern and Black Hills will file other relevant materials in connection with the merger with the SEC. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus when they become available (and any other documents filed with the sec in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents will contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by NorthWestern or Black Hills through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of NorthWestern or Black Hills at travis.meyer@northwestern.com or investorrelations@blackhillscorp.com, respectively. Before making any voting or investment decision, investors and security holders of NorthWestern and Black Hills are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto (and any other documents filed with the SEC in connection with the transaction) because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Participants in Solicitation NorthWestern, Black Hills and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of NorthWestern and Black Hills in connection with the proposed transaction. Information regarding the directors and executive officers of NorthWestern and Black Hills and other persons who may be deemed participants in the solicitation of the stockholders of NorthWestern or of Black Hills in connection with the proposed transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Black Hills with the SEC. Information about the directors and executive officers of NorthWestern and their ownership of NorthWestern common stock can also be found in NorthWestern’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on February 13, 2025, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2025, under the headers “Election of Directors” and “Who Owns our Stock”. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on February 12, 2025, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 14, 2025, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. To the extent any such person's ownership of NorthWestern’s or Black Hills’ securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.

Thank youDelivering a bright future 57